Exhibit 3.1

                  CERTIFICATE OF INCORPORATION

                               OF

                      COQUINA SEARCH CORP.


     1.   The Name of the Corporation is:

               COQUINA SEARCH CORP.

     2. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent ast such address is CORPORATION SERVICE COMPANY.

     3. The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Fifty Million (50,000,000) shares, having a par value of $.0001 per share, an aggregate capital of $5,000.

     5. The name and mailing address of the incorporator is as follows:

          NAME                     MAILING ADDRESS

          Eric Newton              4835 Lyndon B. Johnson Freeway
                                   Suite 825
                                   Dallas, Texas 75244

     6.   The Corporation is to have perpetual existence.

     7. In furtherance of and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized:

          To make, alter or repeal the Bylaws of the Corporation.

     8. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute. and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. Directors of the Corporation shall not be liable to the Corporation or its stockholders for damages for breach of fiduciary duty, unless such breach involves a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or involve unlawful payment of dividends or unlawful stock purchases or redemptions, or involve a transaction from which the director derived an improper personal benefit.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of December, 1988.

                              ___________________________________
                              Eric Newlan

                      CERTIFICATE OF MERGER

                               OF

STRATEGIC ABSTRACT & TITLE CORPORATION INTO COQUINA SEARCH CORP.


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

     Name                               State of Incorporation

     Coquina Search Corp.                      Delaware

     Strategic Abstract & Title
     Corporation                               Texas

     SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, in accordance with the requirements contained under Section 251(c) of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Coquina Search Corp.

     FOURTH: That the Certificate of Incorporation of Coquina Search Corp., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation, except that Article 1 of such Certificate of Incorporation shall be amended to read as follows:

     "1.  The name of the corporation is Strategic Abstract & Title
          Corporation."

     FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 3108 North Big Springs, Suite 105,
Midland, Texas 79705.

     SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of either constituent corporation.

     Dated:  March 28, 1989

                              Coquina Search Corp.

ATTEST:
                              By:________________________________
                                   Jeffrey L. Collins
By:_______________________         Chairman of the Board
     James A. Rennert
     Secretary

                    CERTIFICATE OF AMENDMENT
               TO THE CERTIFICATE OF INCORPORATION
                               OF
             STRATEGIC ABSTRACT & TITLE CORPORATION

     Pursuant to the provisions of Title 8, Subchapter VIII,
Section 242 of the General Corporation Law of the State of
Delaware, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

                            ARTICLE 1

     Article 1 of the Certificate of Incorporation shall be amended to read as follows:

     "1.  The name of the corporation is SA Holdings, Inc."

     The shareholders of the Corporation have adopted and approved the above amendment by the written consent of not less than the holders of the outstanding capital stock having not less than the minimum number of votes necessary to authorize or take such action pursuant to the provisions of title 8, Subchapter VIII, Section 228 of the General Corporation Law of the State of Delaware. Prompt notice of the taking of this corporate action has been given to those shareholders who have not consented in writing pursuant to the provisions of Title 8, Subchapter VIII, Section 228 of the General Corporation Law of the State of Delaware.

     Dated:  February 10, 1992.

                         STRATEGIC ABSTRACT & TITLE CORPORATION


                         ________________________________________
                         JACK W. MATZ, JR., PRESIDENT

ATTEST:

________________________________
JEAN STALEY, ASSISTANT SECRETARY

                    CERTIFICATE OF AMENDMENT
               TO THE CERTIFICATE OF INCORPORATION
                               OF
                        SA HOLDINGS, INC.


     Pursuant to the provisions of Title 8, subchapter VIII,
Section 242 of the General Corporation Law of the State of
Delaware, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

                            ARTICLE I

     Article 10 of the Certificate of Incorporation shall be amended to read as follows:

          "10. The Corporation will, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons who it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

          If a claim under the preceding paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at nay time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such
     defense will beon the Corporation.   Neither the failure
     of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct st forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Directors of the Corporation shall not be liable to the Corporation or its stockholders for damages for breach of fiduciary duty, unless such breach involves a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or involve unlawful payments of dividends or unlawful stock purchases or redemptions, or involve a transaction from which the director derived an improper personal benefit."

     A majority of the shareholders of the Corporation have adopted and approved the above amendment at the annual meeting of shareholders held in accordance with Section 222 of the General Corporation Law of the State of Delaware on June 30, 1992. At such annual meeting, 2,829,547 shareholders voted for the amendment, and 110 shareholders voted against the amendment. There were 3,963,633 shares outstanding and entitled to vote as f the record date for the shareholders' annual meeting. Therefore, the amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     Dated: July 23, 1992.

                              SA HOLDINGS, INC.


                              By:________________________________
                                 JACK W. MATZ, JR. PRESIDENT

ATTEST:

________________________________
JEAN STALEY, ASSISTANT SECRETARY

                    CERTIFICATE OF AMENDMENT
               TO THE CERTIFICATE OF INCORPORATION
                               OF
                        SA HOLDINGS, INC.


     Pursuant to the provisions of title 8, Subchapter VIII,
Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation adopts the following Certificate of Amendment to the Certificate of Incorporation:

                            ARTICLE I

     Article 4 of the Certificate of Incorporation shall be amended to add the following paragraph:

          "The Corporation shall also have the authority to issue 12,500,000 shares of Preferred Stock, par value $.00001. The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock and to divide the Preferred Stock into such series as the Board of Directors designates and to fix and determine the relative rights and preferences of the shares of any preferred series established to the full extent permitted by the laws of the State of Delaware and this Certificate of Incorporation in respect to, among other things, (a) the number of shares to constitute a series and the distinctive designation thereof, (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividends begin accruing, (c) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, (d) the liquidation preferences payable in the event of involuntary or voluntary liquidation, (e) sinking fund or other provisions, if any, for the redemption or purchase of shares, (f) the terms and conditions upon which shares may be converted, if convertible, and (g) voting rights, if any.

     The shareholders of the Corporation have adopted and approved the above amendment by the written consent of not less than the holders of the outstanding capital stock having not less than the minimum number of votes necessary to authorize or take such action pursuant to the provisions of Title 8, subchapter VIII, Section 228 of the General Corporation Law of the State of Delaware. Prompt notice of the taking of this corporate action has been given to the shareholders who have not consented in writing pursuant to the provisions of Title 8, Subchapter VIII, Section 228 of the General Corporation Law of the State of Delaware.

     Dated: September 28, 1992.

                              SA HOLDINGS, INC.


                              By:________________________________
                                  JACK W. MATZ, JR., PRESIDENT

ATTEST:

________________________________
JEAN STALEY, ASSISTANT SECRETARY